Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES SECOND QUARTER 2025 RESULTS

$1.17 PER SHARE NET INCOME

$0.77 PER SHARE NON-GAAP OPERATING EARNINGS

Maintains 2025 Non-GAAP Operating Earnings Guidance of $3.94 - $4.06 Per Share

(NEWARK, N.J. – August 5, 2025) Public Service Enterprise Group (NYSE: PEG) reported the following results for the second quarter and six months ended June 30, 2025:

PSEG Consolidated (unaudited)

Second Quarter Comparative Results

	Income		Earnings Per Share
($ millions, except per share amounts)	2025	2024	2025	2024
Net Income	$585	$434	$1.17	$0.87
Reconciling Items	(201)	(121)	(0.40)	(0.24)
Non-GAAP Operating Earnings	$384	$313	$0.77	$0.63
Average Shares Outstanding (Diluted)			500	500

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG Consolidated (unaudited)

Six Months Ended June 30 Comparative Results

	Income		Earnings Per Share
($ millions, except per share amounts)	2025	2024	2025	2024
Net Income	$1,174	$966	$2.35	$1.93
Reconciling Items	(72)	4	(0.15)	0.01
Non-GAAP Operating Earnings	$1,102	$970	$2.20	$1.94
Average Shares Outstanding (Diluted)			500	500

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

“PSEG’s financial and operating results for the second quarter and first half of 2025 provide us with a solid base to confidently deliver on our full-year 2025 non-GAAP Operating Earnings guidance of $3.94 to $4.06 per share, which is up 9% at the midpoint over 2024 results. Our financial outlook for 2025 includes a full year of new distribution rates from our 2024 distribution rate case settlement and an upcoming refueling outage at our 100%-owned Hope Creek nuclear unit this fall, when we will perform the work needed to extend its fuel cycle from 18 to 24 months. This work at Hope Creek is the first of several steps we are taking to optimize our plants, providing the grid with more reliable, 24x7 carbon-free power between now and the next scheduled refueling in the fall of 2027. We continue to be on-track to execute on our full-year, $3.8 billion regulated investment program as PSEG continues to pursue opportunities to grow our existing 5% to 7% compound annual growth outlook for non-GAAP Operating Earnings over the 2025 to 2029 period, including the potential to contract our nuclear output under multi-year agreements,” said Ralph LaRossa, PSEG’s chair, president and CEO.

LaRossa continued, “We successfully operated through three consecutive days of 100°F temperatures prompting high electricity usage that set a summer peak load of 10,229 MW on June 24th, the highest system load we have experienced since 2013. The value of our infrastructure and storm restoration efforts benefited customers during a series of intense storms, providing yet another validation of our investments in the system to maintain reliability. Our utility crews in New Jersey and on Long Island have worked tirelessly to safely keep the lights on, restoring service to interrupted customers on a timely basis, redirecting employees from non-emergency work to focus on emergent service requests, and deploying mutual aid to reinforce our local crews to restore service to customers even faster. I could not be prouder of our team’s work and these results.”

“PSE&G continues to prioritize meeting our customers’ expectations on both the reliability and affordability fronts. Our customers are seeing the electric rate impact of last year’s PJM’s capacity auction, which is just now translating into summer utility bills. Partnering with the New Jersey Board of Public Utilities (BPU), PSE&G has implemented a Summer Relief Initiative providing all residential customers with deferred billing during two high usage summer months, shifting collection of that deferral to lower electric usage months, with no interest charged to customers. PSE&G has also extended shut-off protections for income qualified customers and suspended electric re-connect fees through September 30. We continue to connect our customers in need of payment assistance with all available resources, including our award-winning energy efficiency programs to help lower usage,” LaRossa concluded.

Other Items

On July 22, PJM released their latest auction results, which priced capacity at $329 per megawatt-day (MW-day) for the 2026/2027 energy year. Looking ahead to June 1, 2026, we anticipate a near-flat impact on customer electric bills when this latest price is feathered into New Jersey’s default supply rates, assuming other supply related costs remain the same. The resource adequacy challenges in New Jersey and across the entire 13-state PJM region are becoming more acute as demand grows and new generation is slow to respond. We look forward to partnering with New Jersey on long-term, comprehensive solutions that can meet our growing demand and improve resource adequacy while safeguarding affordability and reliability.

Also in July 2025, federal tax legislation preserved the downside price protection of the nuclear production tax credit (PTC) as well as the PTC availability for expansions of nuclear capacity, which supports our planned power uprate at Salem. In addition, the legislation also permanently extends 100% bonus depreciation to qualified business property.

PSEG Results by Segment (unaudited)

Second Quarter and Six Months Ended June 30, Comparative Results

($ millions)	2Q 2025	2Q 2024	YTD 2025	YTD 2024
PSE&G Net Income/Non-GAAP Operating Earnings	$332	$302	$878	$790
PSEG Power & Other Net Income	253	132	296	176
Total PSEG Net Income	$585	$434	$1,174	$966

PSEG Power & Other Non-GAAP Operating Earnings	$52	$11	$224	$180
Total PSEG Non-GAAP Operating Earnings	$384	$313	$1,102	$970

PSE&G’s results for the second quarter reflect new electric and gas base rates in effect following the October 2024 settlement of PSE&G’s distribution rate case compared with the year-ago quarter in 2024, partly offset by higher expenses and the timing of taxes.

PSE&G continues to observe significant increases in large load inquiries for new service connections. These inquiries grew to over 9,400 megawatts as of June 30, 2025, up from 6,400 MW reported at the end of March, driven largely by existing and prospective data center customers. Our engineering assessment response is still averaging about four months, aligning with PSE&G’s commitment to support New Jersey’s economic development. To the extent these large load prospects convert into new utility customers in the future, fixed costs are spread over a larger user base, which helps to lower existing customer bills.

Results for PSEG Power & Other reflect higher nuclear output for the second quarter of 2025. PSEG Nuclear generated approximately 7.5 terawatt hours (TWh) of energy during the second quarter, up 0.5 TWh over the same period in 2024, reflecting the 2024 spring refueling outage at Hope Creek.

On July 22, PJM notified PSEG Nuclear that it had cleared approximately 3,500 MW of its eligible nuclear capacity in the 2026/2027 base residual auction, which priced capacity at $329/MW-day, up from approximately $270/MW-day, for a similar amount of capacity in the 2025/2026 capacity auction.

For the second half of 2025, results at PSEG Power & Other will be impacted by this fall’s scheduled Hope Creek outage and the completion of the three-year zero emission certificate award that ended on May 31, offset by higher capacity revenues related to the 2025/2026 auction results during the second half of 2025.

###

PSEG will host a conference call to review its second quarter 2025 results, earnings guidance, and other matters with the financial community at 11:00 a.m. ET today. Please register to access this event by visiting:

https://investor.pseg.com/investor-news-and-events

Media Relations:	Investor Relations:
(973) 430-7734 DL-ENT-pseg.communications@pseg.com	(973) 430-6565 PSEG-IR-GeneralInquiry@pseg.com

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company operating New Jersey’s largest transmission and distribution utility, serving approximately 2.4 million electric and 1.9 million natural gas customers. PSEG also owns an independent fleet of 3,758 MW of carbon-free, baseload nuclear power generating units in NJ and PA. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG is a member of the S&P 500 Index and has been named to the Dow Jones Sustainability North America Index for 17 consecutive years. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this report may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	an increasing demand for power and load growth, potentially compounded by a shift away from natural gas toward increased electrification;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements;

•	any inability to enter into or extend certain significant contracts;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	the ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, production tax credit and/or zero emission certificates program;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities and third-party operation of co-owned nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks;

•	changes in federal, state and local environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended June 30, 2025
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,805	$(146)	$2,031	$920
OPERATING EXPENSES
Energy Costs	826	(146)	760	212
Operation and Maintenance	854	—	504	350
Depreciation and Amortization	308	—	275	33

Total Operating Expenses	1,988	(146)	1,539	595
OPERATING INCOME	817	—	492	325
Net Gains (Losses) on Trust Investments	95	—	—	95
Net Other Income (Deductions)	46	(1)	16	31
Net Non-Operating Pension and OPEB Credits (Costs)	16	—	18	(2)
Interest Expense	(248)	1	(161)	(88)

INCOME BEFORE INCOME TAXES	726	—	365	361
Income Tax Expense	(141)	—	(33)	(108)

NET INCOME	$585	$—	$332	$253

Reconciling Items Excluded from Net Income(b)	(201)	—	—	(201)

OPERATING EARNINGS (non-GAAP)	$384	$—	$332	$52

Earnings Per Share
NET INCOME	$1.17

Reconciling Items Excluded from Net Income(b)	(0.40)

OPERATING EARNINGS (non-GAAP)	$0.77

	Three Months Ended June 30, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,423	$(125)	$1,863	$685
OPERATING EXPENSES
Energy Costs	732	(125)	683	174
Operation and Maintenance	824	—	466	358
Depreciation and Amortization	285	—	247	38

Total Operating Expenses	1,841	(125)	1,396	570
OPERATING INCOME	582	—	467	115
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	7	—	—	7
Net Other Income (Deductions)	47	(2)	16	33
Net Non-Operating Pension and OPEB Credits (Costs)	18	—	19	(1)
Interest Expense	(218)	2	(141)	(79)

INCOME BEFORE INCOME TAXES	437	—	361	76
Income Tax (Expense) Benefit	(3)	—	(59)	56

NET INCOME	$434	$—	$302	$132

Reconciling Items Excluded from Net Income(b)	(121)	—	—	(121)

OPERATING EARNINGS (non-GAAP)	$313	$—	$302	$11

Earnings Per Share
NET INCOME	$0.87

Reconciling Items Excluded from Net Income(b)	(0.24)

OPERATING EARNINGS (non-GAAP)	$0.63

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Six Months Ended June 30, 2025
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$6,027	$(680)	$4,695	$2,012
OPERATING EXPENSES
Energy Costs	2,012	(680)	1,854	838
Operation and Maintenance	1,773	—	1,080	693
Depreciation and Amortization	628	—	555	73

Total Operating Expenses	4,413	(680)	3,489	1,604
OPERATING INCOME	1,614	—	1,206	408
Net Gains (Losses) on Trust Investments	103	—	—	103
Net Other Income (Deductions)	83	(2)	32	53
Net Non-Operating Pension and OPEB Credits (Costs)	32	—	35	(3)
Interest Expense	(489)	2	(318)	(173)

INCOME BEFORE INCOME TAXES	1,343	—	955	388
Income Tax Expense	(169)	—	(77)	(92)

NET INCOME	$1,174	$—	$878	$296

Reconciling Items Excluded from Net Income(b)	(72)	—	—	(72)

OPERATING EARNINGS (non-GAAP)	$1,102	$—	$878	$224

Earnings Per Share
NET INCOME	$2.35

Reconciling Items Excluded from Net Income(b)	(0.15)

OPERATING EARNINGS (non-GAAP)	$2.20

	Six Months Ended June 30, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$5,183	$(570)	$4,196	$1,557
OPERATING EXPENSES
Energy Costs	1,729	(570)	1,611	688
Operation and Maintenance	1,607	—	931	676
Depreciation and Amortization	580	—	504	76

Total Operating Expenses	3,916	(570)	3,046	1,440
OPERATING INCOME	1,267	—	1,150	117
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	102	—	—	102
Net Other Income (Deductions)	82	(3)	32	53
Net Non-Operating Pension and OPEB Credits (Costs)	37	—	38	(1)
Interest Expense	(423)	3	(279)	(147)

INCOME BEFORE INCOME TAXES	1,066	—	941	125
Income Tax (Expense) Benefit	(100)	—	(151)	51

NET INCOME	$966	$—	$790	$176

Reconciling Items Excluded from Net Income(b)	4	—	—	4

OPERATING EARNINGS (non-GAAP)	$970	$—	$790	$180

Earnings Per Share
NET INCOME	$1.93

Reconciling Items Excluded from Net Income(b)	0.01

OPERATING EARNINGS (non-GAAP)	$1.94

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 3

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	June 30, 2025	December 31, 2024
DEBT
Commercial Paper and Loans	$650	$1,593
Long-Term Debt*	22,639	21,114

Total Debt	23,289	22,707
STOCKHOLDERS’ EQUITY
Common Stock	5,029	5,057
Treasury Stock	(1,373)	(1,403)
Retained Earnings	13,138	12,593
Accumulated Other Comprehensive Loss	(123)	(133)

Total Stockholders’ Equity	16,671	16,114

Total Capitalization	$39,960	$38,821

*	Includes current portion of Long-Term Debt

Attachment 4

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities
Net Income	$1,174	$966
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	353	177

Net Cash Provided By (Used In) Operating Activities	1,527	1,143

Net Cash Provided By (Used In) Investing Activities	(1,388)	(1,612)

Net Cash Provided By (Used In) Financing Activities	(78)	515

Net Change in Cash, Cash Equivalents and Restricted Cash	61	46
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	154	99

Cash, Cash Equivalents and Restricted Cash at End of Period	$215	$145

Attachment 5

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

June 30, 2025

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2024	Six Months Ended	Change vs. 2024
Residential	3,142	(7%)	6,432	(0%)
Commercial & Industrial	6,252	(2%)	12,830	(1%)
Other	61	(14%)	162	(5%)

Total	9,455	(4%)	19,424	(1%)

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2024	Six Months Ended	Change vs. 2024
Firm Sales
Residential Sales	195	(2%)	942	10%
Commercial & Industrial	161	1%	656	8%

Total Firm Sales	356	(1%)	1,598	9%

Non-Firm Sales*
Commercial & Industrial	346	81%	476	30%

Total Non-Firm Sales	346		476

Total Sales	702	28%	2,074	14%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2024	Six Months Ended	Change vs. 2024
THI Hours - Actual	5,043	(14%)	5,121	(13%)
THI Hours - Normal	4,171		4,192
Degree Days - Actual	373	(7%)	2,749	9%
Degree Days - Normal	470		2,955

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. The measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Nuclear - NJ	4,670	4,178	10,134	9,515
Nuclear - PA	2,841	2,829	5,732	5,692

	7,511	7,007	15,866	15,207

Attachment 7

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Weighted Average Common Shares Outstanding (millions)
Basic	499	498	499	498
Diluted	500	500	500	500
Stock Price at End of Period			$84.18	$73.70
Dividends Paid per Share of Common Stock	$0.63	$0.60	$1.26	$1.20
Dividend Yield			3.0%	3.3%
Book Value per Common Share			$33.43	$31.79
Market Price as a Percent of Book Value			252%	232%

Attachment 8

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ millions, Unaudited)
Net Income	$585	$434	$1,174	$966
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax	(108)	(13)	(120)	(108)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	(190)	(159)	(2)	99
Lease Related Activity, pre-tax	—	—	—	(4)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	97	51	50	17

Operating Earnings (non-GAAP)	$384	$313	$1,102	$970

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

	($ Per Share Impact—Diluted, Unaudited)
Net Income	$1.17	$0.87	$2.35	$1.93
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.22)	(0.03)	(0.25)	(0.22)
(Gain) Loss on MTM, pre-tax(a)	(0.38)	(0.32)	—	0.20
Lease Related Activity, pre-tax	—	—	—	(0.01)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	0.20	0.11	0.10	0.04

Operating Earnings (non-GAAP)	$0.77	$0.63	$2.20	$1.94

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 9

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ millions, Unaudited)
Net Income	$253	$132	$296	$176
(Gain) Loss on NDT Fund Related Activity, pre-tax	(108)	(13)	(120)	(108)
(Gain) Loss on MTM, pre-tax(a)	(190)	(159)	(2)	99
Lease Related Activity, pre-tax	—	—	—	(4)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	97	51	50	17

Operating Earnings (non-GAAP)	$52	$11	$224	$180

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.